COLUMBIA FINANCIAL, INC.
ANNOUNCES COMPLETION OF FREEHOLD BANK ACQUISITION

Fair Lawn, New Jersey, December 1, 2021 — Columbia Bank MHC, Columbia Financial, Inc. (Nasdaq: CLBK) (the “Company”) and Columbia Bank (collectively, “Columbia”) today announced that Columbia has completed its acquisition of Freehold MHC, Freehold Bancorp and Freehold Bank (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of June 17, 2021, by and between Freehold MHC, Freehold Bancorp and Freehold Bank (collectively, “Freehold”), and the MHC, the Company and the Bank (the “Merger Agreement”).

At the effective time of the Merger, (i) Freehold MHC merged with and into the MHC, with the MHC continuing as the surviving entity and (ii) Freehold Bancorp merged with and into the Company, with the Company continuing as the surviving entity. In connection with the Merger, Freehold Bank has converted to a federal savings bank and will operate as a wholly owned subsidiary of the Company for at least two years following the effective time of the Merger, or no later than December 31, 2023. After such time, Freehold Bank will be merged with and into the Bank, with the Bank continuing as the surviving institution (the “Bank Merger”), unless the parties mutually agree to complete the Bank Merger earlier in accordance with the terms of the Merger Agreement.

As part of the transaction, on December 1, 2021, the Company also issued 2,591,007 shares of its common stock to the MHC in accordance with the terms of the Merger Agreement.

Columbia was advised in the transaction by the investment banking firm of Boenning & Scattergood, Inc. and represented by the law firm of Kilpatrick Townsend & Stockton LLP. Freehold was advised by the investment banking firm of FinPro Capital Advisors, Inc. and represented by the law firm of Stevens & Lee, PC.

About Columbia Financial, Inc.

Columbia Financial, Inc. is a Delaware corporation organized as the mid-tier stock holding company of Columbia Bank. The Company is a majority-owned subsidiary of Columbia Bank MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas through its 61 full-service banking offices.

Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on the Company’s current expectations, estimates and projections about future events. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) the cost savings from the Merger may not be fully realized or may take longer than expected to be realized; (ii) operating costs, customer loss and business disruption following the Merger may be greater than expected; (iii) the interest rate environment may further compress margins and adversely affect net interest income; (iv) the risks associated with continued diversification of assets and adverse changes to credit quality; (v) changes in legislation, regulations and policies; and (vi) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Columbia’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Columbia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.